UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

ALTRA HOLDINGS, INC.

ALTRA INDUSTRIAL MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33209 333-124944	61-1478870 30-0283143
(State of other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Hayward Street Quincy, Massachusetts 02171

(Address of principal executive offices) (Zip Code)

(617) 328-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of a Principal Officer

The Board of Directors of Altra Holdings, Inc. (the “Company”) approved, effective as of December 14, 2007, the appointment of Christian Storch, age 47, to serve as Vice President and Chief Financial Officer of the Company and certain of its subsidiaries, including Altra Industrial Motion, Inc. Mr. Storch will report to Michael L. Hurt, Chairman and Chief Executive Officer, and will be responsible for all financial operations.

Mr. Storch previously worked at Standex International Corporation (NYSE: SXI) where he served as Vice President and Chief Financial Officer since September 2001. Mr. Storch also served on the Board of Directors of Standex International from October 2004 until his recent resignation. Mr. Storch also served as Standex International’s Treasurer from 2003 through April 2006 and Manager of Corporate Audit and Assurance Services from July 1999 to 2003. Prior to Standex International, Mr. Storch was a Divisional Financial Director and Corporate Controller at Vossloh AG, a publicly held German transport technology company. Mr. Storch has also previously served as an Audit Manager with Deloitte & Touche in Dusseldorf, Boston and Berlin.

Mr. Storch received his graduate degree in Business Administration from the University of Passau, Germany and is a Certified Tax Advisor in Germany and a Certified Public Accountant in the United States.

Mr. Storch’s employment with the Company will be at-will, subject only to the contractual rights upon termination set forth in his employment agreement with Altra Holdings. He will initially be paid a salary of $340,000 per year and will be eligible to earn a target bonus of fifty percent (50%) of his salary in effect for the applicable calendar year. Mr. Storch will also receive 55,000 shares of restricted stock on December 14, 2007. Fifty-five percent (55%) of his restricted stock award, or 30,000 shares, will vest in equal installments on the first three anniversaries of the grant date and forty-five percent (45%) of his restricted stock award, or 25,000 shares, will vest in equal installments on the first five anniversaries of the grant date. In connection with the commencement of his employment, Mr. Storch will receive a signing bonus of $25,000.

Departure of a Principal Officer

On December 12, 2007, David A. Wall resigned as Vice President and Chief Financial Officer of the Company and its subsidiaries to pursue other career opportunities.

On December 13, 2007, the Company issued a press release announcing the appointment of Mr. Storch as the Company’s Vice President and Chief Financial Officer, effective as of December 14, 2007, and the resignation of Mr. Wall as the Company’s Vice President and Chief Financial Officer, effective as of December 12, 2007. A copy of the Company’s press release is furnished with this Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01         Financial Statements and EXHIBITS.

(d)	Exhibits.

The following are filed as exhibits to this report:

Number	Description

99.1	Press Release, dated December 13, 2007, Announcing the Appointment of a
New Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.

/s/ Michael L. Hurt
Name: Michael L. Hurt
Title: Chief Executive Officer
Date December 13, 2007

ALTRA INDUSTRIAL MOTION, INC

/s/ Michael L. Hurt
Name: Michael L. Hurt
Title: Chief Executive Officer
Date December 13, 2007